                                                                    Exhibit 99.1

                              TRIPATH IMAGING, INC.

                         Report of Independent Auditors


The Board of Directors and Stockholders of
TriPath Imaging, Inc.
(Formerly AutoCyte, Inc.)


We have audited the supplemental consolidated balance sheets of TriPath Imaging, Inc. (formerly AutoCyte, Inc. and formed as a result of the merger of AutoCyte, Inc. and NeoPath, Inc.) as of December 31, 1998 and 1997 and the related supplemental consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. The supplemental consolidated financial statements give retroactive effect to the merger of AutoCyte, Inc. and NeoPath, Inc. on September 30, 1999, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of TriPath Imaging, Inc. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of TriPath Imaging, Inc. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, after giving retroactive effect to the merger of NeoPath, Inc., as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.



                                                     /s/ Ernst & Young LLP

Raleigh, North Carolina
November 17, 1999

                              TRIPATH IMAGING, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS



                                                         DECEMBER 31,
                                               --------------------------------
                                                   1998               1997
                                               -------------      -------------

ASSETS
Current assets:
   Cash and cash equivalents                   $  25,565,974      $  31,964,052
   Securities available-for-sale                   3,374,549         25,409,633
   Accounts receivable, less allowance
     of $651,000 and $585,000 at
     December 31, 1998 and 1997,
     respectively                                  3,930,289          4,769,972
   Inventory                                       9,985,286          9,705,996
   Other current assets                              746,293            587,657
                                               -------------      -------------
Total current assets                              43,602,391         72,437,310

Customer use assets                               15,504,888          8,855,309
Property and equipment                             5,391,764          7,706,871
Other assets                                         913,850            729,280
Intangible assets, less accumulated
  amortization of $315,625 and
  $541,617 at December 31,
  1998 and 1997, respectively                      2,763,075          6,233,038

                                               -------------      -------------
Total assets                                   $  68,175,968      $  95,961,808
                                               =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                            $   3,973,040      $   3,302,195
   Accrued expenses                                3,447,135          3,691,768
   Deferred revenue                                  962,670            561,877
   Current portion of long-term debt               2,666,795                 --
                                               -------------      -------------
Total current liabilities                         11,049,640          7,555,840

Long-term debt, less current portion               1,928,413                 --
Other long-term liabilities                          122,910            150,640

Stockholders' equity:
Common stock, $0.01 par value;
  49,000,000 shares authorized; 24,192,928
  and 23,877,337 shares issued and
  outstanding at December 31, 1998
  and 1997, respectively                             241,929            238,773
Additional paid-in capital                       191,540,956        190,497,464
Deferred compensation                             (1,880,516)        (2,743,280)
Accumulated deficit                             (134,811,633)       (99,540,980)
Accumulated other comprehensive loss                 (15,731)          (196,649)
                                               -------------      -------------
Total stockholders' equity                        55,075,005         88,255,328
                                               =============      =============
Total liabilities and stockholders' equity     $  68,175,968      $  95,961,808
                                               =============      =============


See accompanying notes

                              TRIPATH IMAGING, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                    --------------------------------------------------------------
                                                        1998                     1997                   1996 (1)
                                                    ------------             ------------             ------------


Revenues                                            $ 16,848,622             $ 13,492,217             $  3,191,038
Cost of revenues                                       9,693,512                6,727,611                2,016,581
                                                    ------------             ------------             ------------
Gross profit                                           7,155,110                6,764,606                1,174,457

Operating expenses:
Research and development                              15,969,366               18,710,550               11,660,293
Selling, general and administrative                   25,408,119               24,278,487               11,819,897
Nonrecurring expenses                                  3,084,289                       --                       --
                                                    ------------             ------------             ------------
                                                      44,461,774               42,989,037               23,480,190
                                                    ------------             ------------             ------------
Operating loss                                       (37,306,664)             (36,224,431)             (22,305,733)
Interest income                                        2,309,716                3,171,680                3,784,274
Interest expense, including credit
   agreement commitment fee                             (273,705)              (1,529,034)                 (56,813)
                                                    ------------             ------------             ------------
Net loss                                            $(35,270,653)            $(34,581,785)            $(18,578,272)
                                                    ============             ============             ============


Net loss per common share (basic and
diluted)                                            $      (1.46)            $      (1.91)
                                                    ============             ============

Weighted-average common shares outstanding            24,098,206               18,123,422
                                                    ============             ============


(1) Net loss per share is not shown for 1996 as the Company's predecessor operated as a wholly owned subsidiary of Roche Holding Ltd. prior to November 22, 1996.


See accompanying notes

                              TRIPATH IMAGING, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF REDEEMABLE
             CONVERTIBLE PREFERRED STOCK  AND STOCKHOLDERS' EQUITY

                                  REDEEMABLE                                                      ACCUMULATED
                                 CONVERTIBLE             ADDITIONAL                                  OTHER          TOTAL
                                  PREFERRED    COMMON     PAID-IN       DEFERRED    ACCUMULATED   COMPREHENSIVE  STOCKHOLDERS'
                                    STOCK      STOCK      CAPITAL     COMPENSATION    DEFICIT     INCOME (LOSS)     EQUITY
                                 -----------  --------  ------------  ------------ -------------  -------------  ------------
Balance at January 1, 1996       $        --  $ 77,603  $ 71,572,368  $  (175,782) $ (46,380,923)   $  39,945    $ 25,133,211
  Net assets acquired in
   exchange for  common stock             --    36,891     5,963,109           --             --           --       6,000,000
 Sale of common stock                     --    28,624    61,831,727           --             --           --      61,860,351
 Exercise of options and
   warrants                               --     7,568     2,881,601           --             --           --       2,889,169
 Issuance of redeemable
   convertible preferred stock     9,882,000        --            --           --             --           --              --
 Deferred compensation related
   to issuance of restricted
   stock and grant of stock
   options                                --        --     1,821,750   (1,821,750)            --           --              --
 Amortization of deferred
   compensation                           --        --       (23,745)     139,343             --           --         115,598
 Unrealized loss on securities
   available-for-sale                     --        --            --           --             --     (583,103)       (583,103)
 Net loss                                 --        --            --           --    (18,578,272)          --     (18,578,272)
                                                                                                                 ------------
     Comprehensive loss                                                                                           (19,161,375)
                                 -----------  --------  ------------  -----------  -------------  -------------  ------------
Balance at December 31, 1996       9,882,000   150,686   144,046,810   (1,858,189)   (64,959,195)    (543,158)     76,836,954
 Issuance of redeemable
   convertible preferred stock       100,000        --       432,000           --             --           --         432,000
   and stock options
 Issuance of warrants                     --        --     1,475,002           --             --           --       1,475,002
 Exercise of options and                  --     7,634     4,233,750           --             --           --       4,241,384
   warrants
 Sale of common stock                     --    31,250    27,862,411           --             --           --      27,893,661
 Issuance of common stock for
   purchase of Pathfinder
   Product Line                           --       384       849,616           --             --           --         850,000
 Conversion of preferred stock    (9,982,000)   48,819     9,933,181           --             --           --       9,982,000
 Deferred compensation related
   to grant of stock options              --        --     1,664,694   (1,664,694)            --           --              --
 Amortization of deferred
   compensation                           --        --            --      779,603             --           --         779,603
 Unrealized appreciation on
   securities available-for-sale          --        --            --           --             --      346,509         346,509
 Net loss                                 --        --            --           --    (34,581,785)          --     (34,581,785)
                                                                                                                 ------------
      Comprehensive loss                                                                                          (34,235,276)
                                 -----------  --------  ------------  -----------  -------------  -------------  ------------
Balance at December 31, 1997              --   238,773   190,497,464   (2,743,280)   (99,540,980)    (196,649)     88,255,328
 Exercise of options and
   warrants                               --     2,692       164,028           --             --           --         166,720
 Release of common stock held
   in escrow                              --       332       548,946           --             --           --         549,278
 Issuance of common stock under
   employee stock purchase plan           --       132       130,518           --             --           --         130,650
 Issuance of stock based
   compensation to consultant             --        --       200,000           --             --           --         200,000
 Amortization of deferred
   compensation                           --        --            --      862,764             --           --         862,764
 Unrealized appreciation on
   securities available-for-sale          --        --            --           --             --      180,918         180,918
 Net loss                                 --        --            --           --    (35,270,653)          --     (35,270,653)
                                                                                                                 ------------
     Comprehensive loss                                                                                           (35,089,735)
                                 -----------  --------  ------------  -----------  -------------  -------------  ------------
Balance at December 31, 1998     $        --  $241,929  $191,540,956  $(1,880,516) $(134,811,633)   $ (15,731)   $ 55,075,005
                                 ===========  ========  ============  ===========  =============  =============  ============


See accompanying notes.

                              TRIPATH IMAGING, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                            ----------------------------------------------
                                                                1998             1997             1996
                                                            ------------     ------------     ------------

OPERATING ACTIVITIES
Net loss                                                    $(35,270,653)    $(34,581,785)    $(18,578,272)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation                                               5,707,956        4,427,851        2,033,861
    Amortization of intangible assets                            998,914          525,992           15,625
    Amortization of deferred compensation                        862,764          779,603          115,598
    Write off of intangible assets                             3,084,289               --               --
    Accrued interest on securities
         available-for-sale                                      562,267        1,152,187          660,623
    Issuance of preferred stock and stock options
      for services rendered                                      200,000          432,000               --
    Issuance of warrants as consideration for
      credit agreement commitment fee                                 --        1,475,002               --
  Changes in operating assets and liabilities:
   Accounts receivable                                           839,683       (3,168,599)        (889,048)
   Inventory                                                  (7,987,234)      (8,769,919)     (11,181,039)
   Other current assets                                         (158,636)        (340,725)              --
   Other long-term assets                                       (184,570)        (573,381)              --
   Accounts payable and accrued expenses                         426,212        1,244,915        2,400,276
   Deferred revenue                                              400,793          397,547               --
                                                            ------------     ------------     ------------
  Net cash provided by (used in) operating activities        (30,518,215)     (36,999,312)     (25,422,376)

INVESTING ACTIVITIES
  Purchases of property and equipment                         (2,320,913)      (1,827,259)      (3,373,011)
  Purchases of securities available-for-sale                  (1,743,949)      (5,349,511)     (75,750,434)
  Maturities of securities available-for-sale                 23,397,684       29,750,677       43,169,070
  Additions to intellectual property                             (63,962)         (14,738)              --
  Purchase of Pathfinder product line                                 --       (2,696,114)              --
  Other                                                           (6,756)           3,379          176,424
                                                            ------------     ------------     ------------
  Net cash provided by (used in) investing activities         19,262,104       19,866,434      (35,777,951)

FINANCING ACTIVITIES
  Net proceeds from issuance of common stock                          --       27,893,661       61,860,351
  Net proceeds from issuance of redeemable
   convertible preferred stock                                        --          100,000        9,882,000
  Issuance of common stock under employee stock
   purchase plan                                                 130,650               --               --
  Proceeds from exercise of stock options and
   warrants                                                      166,720        4,241,384        2,889,169
  Decrease in other long-term liabilities                        (34,545)         (26,790)        (193,441)
  Payment on Pathfinder short-term note                               --         (500,000)
  Proceeds from long-term debt                                 5,855,019               --               --
  Payments on long-term debt                                  (1,259,811)              --               --
                                                            ------------     ------------     ------------
  Net cash provided by financing activities                    4,858,033       31,708,255       74,438,079
                                                            ------------     ------------     ------------
  Net increase (decrease) in cash and cash equivalents        (6,398,078)      14,575,377       13,237,752
    Cash and cash equivalents at beginning of period          31,964,052       17,388,675        4,150,923
                                                            ------------     ------------     ------------
    Cash and cash equivalents at end of period              $ 25,565,974     $ 31,964,052     $ 17,388,675
                                                            ============     ============     ============


SUPPLEMENTAL CASH FLOW INFORMATION
    Cash paid for interest                                  $    273,705     $     54,032     $     56,813
                                                            ============     ============     ============


See accompanying notes.

                              TRIPATH IMAGING, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS



1. THE COMPANY

TriPath Imaging, Inc. ("TriPath" or the "Company") develops, manufactures and markets products to improve cervical cancer screening. Improved slide preparation technology is delivered through the AutoCyte PREP System(TM) ("PREP"), a proprietary automated thin-layer cytology sample preparation system that produces representative slides with a homogeneous, thin-layer of cervical cells, and is one of only two sample preparation systems approved by the FDA as a replacement for the conventional Pap smear. TriPath also delivers visual intelligence technology to increase accuracy and productivity in medical testing through the AutoPap(R) Primary Screening System ("AutoPap"), which utilizes proprietary technology to distinguish between normal Pap smears and those that have the highest likelihood of abnormality.

On September 30, 1999, AutoCyte, Inc. ("AutoCyte") completed its acquisition of NeoPath, Inc. ("NeoPath") in exchange for approximately 13.8 million shares of AutoCyte common stock. The acquisition was structured as a merger (the "Merger") of a wholly owned subsidiary of AutoCyte with and into NeoPath. The Merger was a tax-free reorganization and was accounted for as a pooling of interests. In conjunction with the Merger, AutoCyte changed its name to TriPath Imaging, Inc. The accompanying supplemental consolidated financial statements include operations of the combined companies for all periods presented.

Revenues from sales of products have not generated sufficient cash to support the Company's operations. Both the Company and its predecessor have incurred substantial losses since inception. The Company has funded its operations primarily through the private placement and public sale of equity securities, debt and lease financing, and limited product sales. The Company continues to be subject to certain risks and uncertainties common to early stage medical device companies including the uncertainty of availability of additional financing, extensive government regulation, uncertainty of market acceptance of its products, limited manufacturing, marketing and sales experience and uncertainty of future profitability.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The supplemental consolidated financial statements include the accounts of TriPath and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition
Revenue is recognized from product sales and fee-per-use arrangements, including service and license agreements, rental contracts, and minimum fee-per-use contracts. Product sales revenue is generally recognized when products are shipped. Fee-per-use revenue is recognized as earned.

Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Securities Available-for-Sale
TriPath's investment portfolio is classified as available-for-sale, and such securities are stated at fair value, with unrealized gains and losses included in other comprehensive income or loss. Interest earned on securities available-for-sale is included in interest income. The amortized cost of investments in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion are included in interest income. The cost of securities sold is calculated using the specific identification method.

                              TRIPATH IMAGING, INC.

Inventory
Inventory is stated at the lower of cost or net realizable value (first in first out basis). Net realizable value of inventory is reviewed in detail on an on-going basis, with consideration given to deterioration, obsolescence and other factors.

Customer-Use Assets
PREP and AutoPap systems manufactured for rental or fee-per-use placements are carried in inventory until the systems are shipped, at which time they are reclassified to customer-use assets (non-current assets). Customer-use assets are depreciated on a straight-line basis over an estimated useful life of four years. Depreciation expense of customer-use assets amounted to $2,431,152, $1,587,128, and $569,401 during 1998, 1997 and 1996, respectively.

Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives (three to seven years) of the individual assets. Depreciation expense of property and equipment amounted to $3,276,804, $2,774,491, and $1,464,460 during 1998, 1997 and 1996, respectively.

Asset Impairment
The Company periodically reviews the value of its long-lived assets to determine if an impairment has occurred. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", if this review indicates that the assets will not be recoverable, as determined based on an analysis of undiscounted cash flows over the remaining amortization period, the Company would reduce the carrying value of its long-lived assets accordingly. During 1998, the Company recognized such a loss for the write-off of intangible assets related to the Pathfinder product line. There were no such losses recognized in 1997 or 1996.

Research and Development Costs
Research and development costs are charged to operations as incurred.

Stock Based Compensation
The Company accounts for stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, no compensation expense is recognized for stock or stock options issued with an exercise price equivalent to the fair value of the Company's Common Stock. For stock options granted at exercise prices below the deemed fair value, the Company records deferred compensation expense for the difference between the exercise price of the shares and the deemed fair value. Any resulting deferred compensation expense is amortized ratably over the vesting period of the individual options.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock Based Compensation". For companies that continue to account for stock based compensation arrangements under APB 25, SFAS 123 requires disclosure of the pro forma effect on net income (loss) and earnings (loss) per share as if the fair value based method prescribed by SFAS 123 had been applied. The Company has adopted the pro forma disclosure requirements of SFAS 123.

Advertising Expense
The cost of advertising is expensed as incurred. Advertising and marketing expense, including trade show expense, amounted to $1,335,580, $903,292 and $303,900 during 1998, 1997 and 1996, respectively.

Income Taxes
The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities.

                              TRIPATH IMAGING, INC.

Net Loss Per Common Share
The Company incurred losses during all periods presented therefore the effect of options, warrants and convertible preferred stock is anti-dilutive. Accordingly, there is no difference between basic and diluted loss per share. Net loss per share is not shown for 1996 as the Company's predecessor operated as a wholly owned subsidiary of Roche Holding Ltd. prior to November 22, 1996.

Comprehensive Income
As of January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS 130 established new rules for the reporting and display of comprehensive income or loss and its components; however, the adoption of this statement had no impact on the Company's operating results or stockholders' equity. SFAS 130 requires unrealized gains or losses on the Company's securities available-for-sale, which prior to adoption were reported within stockholders' equity, to be included in other comprehensive income or loss.

Business Segments and Markets
TriPath currently operates in a single business segment and is engaged in the development and sale of cytology and pathology automation systems for use in clinical laboratory applications.

TriPath's domestic revenues are generated primarily through the Company's direct sales activities; international revenues are derived primarily through distributors. International revenues accounted for 31%, 49% and 43% of total revenues during 1998, 1997 and 1996, respectively. The Company's four largest customers accounted for 33% of total revenues in 1998, compared to 48% in 1997 and 82% in 1996.

Concentration of Credit Risk
The Company's principal financial instruments subject to potential concentration of credit risk are cash, cash equivalents, securities available-for-sale and unsecured accounts receivable. The Company invests its funds in highly rated institutions, and limits its investment in any individual debtor. The Company provides an allowance for doubtful accounts equal to the estimated losses to be incurred in the collection of accounts receivable, which have historically been minimal and within management's expectations.

Recently Issued Accounting Standards
In June 1999, the FASB approved the Exposure Draft to defer for one year the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is now effective for years beginning after June 15, 2000. SFAS 133 establishes a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The Company will adopt SFAS 133 in 2001, which may result in additional disclosures. The application of the new rules is not expected to have a significant impact on the Company's financial position or results from operations.

3.  SECURITIES AVAILABLE-FOR-SALE

Securities available-for-sale consist of the following:

                                           GROSS        GROSS
                            AMORTIZED    UNREALIZED   UNREALIZED
DECEMBER 31, 1998             COST         GAINS        LOSSES      FAIR VALUE
-----------------          -----------     ------     ---------     -----------
Corporate Bonds            $ 3,390,280     $5,608     $ (21,339)    $ 3,374,549
                           ===========     ======     =========     ===========

                                           GROSS        GROSS
                            AMORTIZED    UNREALIZED   UNREALIZED
DECEMBER 31, 1997             COST         GAINS        LOSSES      FAIR VALUE
-----------------          -----------     ------     ---------     -----------
Corporate Bonds            $17,888,047     $  835     $(112,479)    $17,776,403
Government Bonds             7,718,235         --       (85,005)      7,633,230
                           -----------     ------     ---------     -----------

                           $25,606,282     $  835     $(197,484)    $25,409,633
                           ===========     ======     =========     ===========

                              TRIPATH IMAGING, INC.

4. BALANCE SHEET INFORMATION

Detailed balance sheet information is as follows:

                                                          DECEMBER 31,
                                                -------------------------------
                                                    1998               1997
                                                ------------       ------------
 Inventory
   Raw materials                                $  3,779,243       $  5,698,462
   Work-in-process                                 2,365,472          1,061,900
   Finished goods                                  3,840,571          2,945,634
                                                ------------       ------------
                                                $  9,985,286       $  9,705,996
                                                ============       ============

 Customer-use assets
   Customer-use systems                         $ 19,421,820       $ 10,949,075
   Accumulated depreciation                       (3,916,932)        (2,093,766)
                                                ------------       ------------
                                                $ 15,504,888       $  8,855,309
                                                ============       ============

 Property and equipment
   Demonstration equipment                      $  1,291,105       $  1,236,161
   Machinery and equipment                         5,069,144          5,418,352
   Furniture, fixtures and improvements            1,317,692          1,196,027
   Leasehold Improvements                          1,222,093          1,210,930
   Computer equipment and software                 4,182,814          3,669,376
                                                ------------       ------------
     Total property and equipment                 13,082,848         12,730,846
     Accumulated depreciation                     (7,691,084)        (5,023,975)
                                                ------------       ------------
                                                $  5,391,764       $  7,706,871
                                                ============       ============

Accrued expenses
  Accrued payroll and related benefits          $  1,843,171       $  2,570,488
  Accrued warranty costs                             687,643            458,209
  Other accrued expenses                             916,321            663,071
                                                ------------       ------------
                                                $  3,447,135       $  3,691,768
                                                ============       ============

5. PATHFINDER SYSTEM PRODUCT LINE

In the quarter ended December 31, 1998, the Company wrote off $3.1 million of intangible assets related to the Pathfinder System product line. The Company acquired the Pathfinder System product line in June 1997 for an initial purchase price of $4.1 million. The initial purchase price included cash of $2.7 million (including transaction-related expenses), a $500,000 short-term note paid in October 1997, and the issuance of shares of common stock valued at approximately $1.4 million. As a result of the purchase, TriPath recognized $4.3 million in intangible assets that were to be amortized over five years. Due to continuing low sales levels of Pathfinder systems, and related losses attributable directly to the Pathfinder product line, the Company identified indications of impairment in the fourth quarter of 1998 and later decided to discontinue development and commercialization of this product line. The Company compared the carrying value of these intangible assets to expected future cash flows applicable to the Pathfinder product and, as a result, wrote off the remaining balance of intangible assets. Pathfinder product sales accounted for approximately 2% total revenues in 1998 and 1997.

                              TRIPATH IMAGING, INC.

6. LONG-TERM OBLIGATIONS AND COMMITMENTS

Note Payable to Bank
In April 1998, TriPath entered into a loan agreement with a bank pursuant to which the Company could borrow amounts based on the manufacturing cost of AutoPap systems placed on fee-per-use contracts. Accordingly, in June 1998, the Company borrowed $5.0 million under the loan agreement. At December 31, 1998, the Company had outstanding borrowings of $3.7 million under the agreement. The bank debt is secured by substantially all of the Company's assets, excluding intellectual property, and amounts are repaid over 24 months from the date of each drawdown. In addition, the Company must comply with certain financial covenants. As of December 31, 1998, the bank facility was secured by $2.0 million in restricted cash in an interest-bearing account with the bank. The restricted cash is included in cash and cash equivalents on the balance sheet. Borrowings under this agreement bear interest at the bank's prime rate plus 1 percent per annum (8.75% at December 31, 1998).

Note Payable to Finance Company
In December 1998, the Company entered into an agreement with an equipment financing company to provide the Company with a $5,000,000 line of credit to finance certain of the Company's equipment purchases. At December 31, 1998, the Company had outstanding borrowings of $881,577 under the agreement with a loan term of 48 months. The loan is secured by a security interest in the financed equipment. Interest is calculated based on the four-year Treasury Bill Weekly Average rate (4.447% at December 31, 1998) + 6.121%.

At December 31, 1998, maturities of the outstanding debt are as follows:

         1999                              $2,666,795
         2000                               1,451,706
         2001                                 236,715
         2002                                 239,992
                                           ----------
                                           $4,595,208
                                           ==========

The fair value of the Company's long term debt, which approximates its carrying value, is estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar type borrowing arrangements.

Leases
The Company leases its office and manufacturing facilities and certain office equipment under operating leases expiring at various times through 2007.

At December 31, 1998, future minimum lease payments under these leases are as follows:

         1999                              $1,200,833
         2000                                 425,511
         2001                                 392,511
         2002                                 358,191
         2003                                 358,191
         Thereafter                           563,934
                                           ----------
                                           $3,299,171
                                           ==========

Rent expense amounted to $1,211,594, $1,113,407, and $646,140 during 1998, 1997 and 1996, respectively.

                              TRIPATH IMAGING, INC.

7. INCOME TAXES

As of December 31, 1998, the Company had net operating loss carryforwards of approximately $139 million and research and development credit carryforwards of approximately $3.4 million for federal income tax purposes, which expire between 2004 and 2014. Due to the prior issuance and sale of shares of preferred stock, the Company has incurred "ownership changes" pursuant to applicable regulations in effect under the Internal Revenue Code of 1986, as amended. Therefore, the Company's use of losses incurred through the date of these ownership changes will be limited during the carryforward period. The Company estimates that the use of approximately $28.0 million of losses incurred prior to one or more of the ownership changes would be limited in the carryforward periods. To the extent that any single-year loss is not utilized to the full amount of the limitation, such unused loss is carried over to subsequent years until the earlier of its utilization or the expiration of the relevant carryforward period. Approximately $5.1 million of the net operating loss carryforward is attributed to the deduction for stock options, the tax effect of which will be credited to equity when recognized.

Deferred income taxes reflect the net tax effects of temporary differences between the tax basis of assets and liabilities and the corresponding financial statement amounts. Significant components of the Company's deferred income tax assets (liabilities) at December 31 are as follows:

                                                         DECEMBER 31,
                                               -------------------------------
                                                   1998               1997
                                               ------------       ------------
 NEOPATH
   Net operating loss carryforwards            $ 37,904,000       $ 29,416,000
   Research and development credits               3,377,000          2,374,000
   Amortization and write-off of
   intangible assets                              1,331,000             85,000
   Research and development costs                   335,000            548,000
   Allowance for doubtful accounts                  243,000            238,000
   Deferred compensation                            192,000            168,000
   Accrued vacation                                 155,000            219,000
   Charitable contribution carryforwards            126,000            125,000
   Other                                            475,000            387,000
   Property and equipment                          (501,000)            97,000
   Valuation allowance                          (43,637,000)       (33,657,000)
                                               ------------       ------------
                                               $         --       $         --
                                               ============       ============

AUTOCYTE
   Inventory                                   $    735,000       $  1,174,000
   Property and equipment                         1,517,000          2,161,000
   Intangible assets                                672,000            737,000
   Net operating loss carry forward               8,728,000          4,429,000
   Other                                            176,000            189,000
   Valuation allowance                          (11,828,000)        (8,690,000)
                                               ------------       ------------
   Net deferred taxes                          $         --       $         --
                                               ============       ============

Due to the uncertainty of the Company's ability to generate taxable income to realize its deferred tax assets, a valuation allowance has been established for financial reporting purposes equal to the amount of the net deferred tax assets. The combined Company's valuation allowance was $55,468,000 and $42,347,000 at December 31, 1998 and 1997, respectively.

                              TRIPATH IMAGING, INC.

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


8. CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Convertible Redeemable Preferred Stock
The 9,925,000 shares of Series A Convertible Preferred Stock automatically converted into 4,881,936 shares of Common Stock upon completion of AutoCyte's initial public offering in September 1997.

Pursuant to the Company's amended and restated Certificate of Incorporation, the Board of Directors has the authority, without further vote or action by the stockholders, to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the relative rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. At December 31, 1998 there were no shares of Preferred Stock outstanding.

Equity Incentive Plans
The Company has stock option plans (the "Plans") under which incentive and non-statutory stock options, stock appreciation rights and restricted stock may be granted to employees, directors or consultants of the Company. Generally, options and restricted stock grants vest ratably over a 48-month term. Stock options expire ten years from the date of grant.

A summary of activity under the Plans is as follows:

                                            OPTIONS OUTSTANDING
                                      --------------------------------
                                       NUMBER OF      WEIGHTED-AVERAGE
                                        SHARES         EXERCISE PRICE
                                      ----------      ----------------
Outstanding at December 31, 1996       1,957,651           $ 5.47
   Options granted                     1,017,785            19.53
   Options exercised                    (203,483)            2.90
   Options canceled/expired             (234,009)           13.01
                                      ----------           ------
Outstanding at December 31, 1997       2,537,944            12.01
   Options granted                     1,875,927            16.74
   Options exercised                    (265,533)            0.58
   Options canceled/expired           (1,507,398)           24.54
                                      ----------           ------
Outstanding at December 31, 1998       2,640,940           $12.57
                                      ==========           ======



                              OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                ------------------------------------------------    ----------------------------
                                   WEIGHTED-                           NUMBER
                   NUMBER           AVERAGE                         EXERCISABLE
                OUTSTANDING AT     REMAINING        WEIGHTED-            AT         WEIGHTED-
                 DECEMBER 31,   CONTRACTUAL LIFE     AVERAGE        DECEMBER 31,     AVERAGE
  PRICE RANGE        1998           (YEARS)       EXERCISE PRICE        1998      EXERCISE PRICE
--------------  --------------  ----------------  --------------    ------------  --------------

         $0.20         718,713         8.0            $ 0.20           220,169        $ 0.20
   0.76 - 1.52          28,026         4.2              1.46            27,434          1.46
   2.28 - 3.13         132,223         6.3              3.01           109,617          3.01
  4.19 - 11.39         552,851         9.3              5.02           141,296          4.53
 14.24 - 16.45       1,135,368         9.4             16.45           454,245         16.45
 17.40 - 29.90          73,759         7.7             24.81            61,401         24.16
--------------  --------------  ----------------  --------------    ------------  --------------
$0.20 - $29.90       2,640,940         8.7            $ 9.01         1,014,162        $ 9.84
==============  ==============  ================  ==============    ============  ==============

In 1996, the Company sold 590,260 shares of restricted Common Stock with a deemed fair value of $1.63 per share to the Company's Chief Executive Officer at a price of $0.20 per share. Under the terms of the restricted stock purchase agreement, the shares vest ratably over a 48-month term and are subject to repurchase by the Company at the issuance price if the CEO ceases to be employed by the Company. Under the terms of an amendment to the restricted stock purchase agreement, in the event that the Chief Executive Officer terminates employment with the Company other than for cause, in addition to all other shares that have vested pursuant to the original agreement, 50% of the unvested shares as of the date of departure shall become vested as of that date.

                              TRIPATH IMAGING, INC.

SFAS 123
The Company has adopted the disclosure-only provisions of SFAS 123. In accordance with SFAS 123, the fair value of each option grant was determined by using the Black-Scholes option-pricing model with the following weighted average assumptions:



                                                         YEAR ENDED
                                                        DECEMBER 31,
                                             -----------------------------------
                                               1998         1997         1996
                                             ---------    ---------    ---------

   Risk-free interest rate                     5.29%        6.20%        5.92%
   Expected dividend yield                     0.00%        0.00%        0.00%
   Expected lives                            48 months    48 months    48 months
   Expected volatility                         0.75         0.71         0.60
   Weighted-average fair value of grants      $5.87        $7.72        $6.06

Had compensation cost for the Company's stock options been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's pro forma net loss and net loss per share would have been:



                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                   ------------------------------------------------
                                                       1998              1997              1996
                                                   ------------      ------------      ------------
          Net loss:
            As reported                            $(35,270,653)     $(34,581,785)     $(18,578,272)
            Pro forma                              $(42,469,238)     $(38,918,555)     $(21,646,300)
          Net loss per common share (basic &
            diluted):
            As reported                               $ (1.46)          $ (1.91)            n/a
            Pro forma                                 $ (1.76)          $ (2.15)            n/a

Warrants
On June 27, 1997, the Company entered into a credit agreement with certain of its institutional stockholders and the Company's Chief Executive Officer. The agreement provided the Company with access to a credit line of up to $8,000,000 at an interest rate of prime plus 1%. As consideration for this agreement, the Company issued warrants to purchase 207,291 shares of its Common Stock at an exercise price of $2.033 per share. The warrants were immediately exercisable, with an expiration date ten years from the date of issuance. The Company estimated the expense associated with the warrant issuance to be approximately $1,475,000, all of which was expensed at the time of issuance as a credit agreement commitment fee. No borrowings were made under this credit arrangement, which expired in September 1997. On October 24, 1997, all of the outstanding warrants were exercised.

In 1998, the Company issued a warrant to a consultant to purchase 47,418 shares of common stock at $5.45 per share, which was the closing price of the Company's common stock on the date of the initial agreement. The Company has also issued a comparable stock option grant to the same consultant. As a result, in 1998 the Company recognized $200,000 in non-cash expenses related to the consulting agreement and will continue to recognize expenses during the one-year agreement.

As of December 31, 1998, there were 219,632 warrants outstanding with a weighted-average exercise price of $8.68. These warrants expire at various dates through 2004.

                              TRIPATH IMAGING, INC.

Common Stock Reserved for Future Issuance
At December 31, 1998, the Company has reserved authorized shares of Common Stock for future issuance as follows:

                                                                DECEMBER 31,
                                                                   1998
                                                                 ---------
    Outstanding stock options                                    2,640,940
    Possible future issuance under equity incentive plans        1,124,582
    Common stock warrants                                          219,632
                                                                 ---------
    Total shares reserved                                        3,985,154
                                                                 =========

Deferred Compensation
The Company recorded deferred compensation for the difference between the exercise price and the deemed fair value of the Company's common stock option and restricted stock grants. The amount is being amortized over the vesting period of the individual options, generally 48 months. Amortization of deferred compensation amounted to $862,764, $779,603, and $139,343 during 1998, 1997 and
1996, respectively.

9. RELATED PARTY TRANSACTIONS

The Company has entered into certain ongoing arrangements with Laboratory Corporation of America Holdings, Inc. ("LabCorp"), a public company partially owned by Roche Holding Ltd. ("Roche"), for selling its products to LabCorp. Roche is a shareholder of the Company and the Company's Chief Executive Officer is a Director of LabCorp. Sales to LabCorp amounted to $634,884, $127,399 and $39,813 during 1998, 1997 and 1996, respectively.

The Company has a continuing arrangement with LabCorp for leasing a portion of LabCorp's facility in Elon College, North Carolina. Total rent paid to LabCorp amounted to $61,995, $111,375, and $11,600 during 1998, 1997 and 1996, respectively. Additionally, the Company owed approximately $249,000 and $348,000 at December 31, 1998 and December 31, 1997, respectively, to Roche or its affiliates for services provided.

10. EMPLOYEE BENEFITS

The Company maintains qualified 401(k) Retirement Plans covering substantially all employees that provide for voluntary salary deferral contributions. Total expense for the plans, including employer contributions, amounted to $128,541, $82,198 and $5,572 during 1998, 1997 and 1996, respectively.

                              TRIPATH IMAGING, INC.

11. PRO FORMA COMBINED RESULTS OF OPERATIONS

AutoCyte was formed on October 24, 1996 to acquire the cytology and pathology automation business then owned by Roche Image Analysis Systems, Inc. ("RIAS"), a wholly-owned subsidiary of Roche. On November 22, 1996, AutoCyte entered into a Contribution Agreement with Roche and RIAS whereby the Company acquired the net assets and liabilities of the cytology and pathology automation business of RIAS in exchange for 3,689,129 shares of Common Stock valued at $6.0 million. The transaction was accounted for as a purchase transaction in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The pro forma combined results of operations for 1996 as if TriPath had acquired the predecessor entity on January 1, 1996 and had been in operation for the entire year as a combined entity would have been as follows:


                                                                 YEAR ENDED
                                                             DECEMBER 31, 1996
                            TRIPATH          PREDECESSOR    (PRO FORMA COMBINED)
                          ------------       ------------    ------------------
Revenues                  $  3,191,038       $  1,747,209       $  4,938,247
Cost of revenues             2,016,581          2,796,802          4,813,383
                          ------------       ------------       ------------
Gross profit (loss)          1,174,457         (1,049,593)           124,864

Operating expenses:
Research and development    11,660,293          3,907,682         15,567,975
Selling, general and
administrative              11,819,897         11,965,813         23,785,710
                          ------------       ------------       ------------
                            23,480,190         15,873,495         39,353,685
                          ------------       ------------       ------------
Operating loss             (22,305,733)       (16,923,088)       (39,228,821)
Interest income, net         3,727,461                 --          3,727,461
                          ------------       ------------       ------------
Net loss                  $(18,578,272)      $(16,923,088)      $(35,501,360)
                          ============       ============       ============